SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                        December 30, 1993


                      CARE ENTERPRISES, INC.
      (Exact name of Registrant as specified in its charter)


    Delaware                1-9310              95-3311961
  (State or other         (Commission         (I.R.S. Employer
  jurisdiction of         File Number)       Identification No.)
  incorporation)




                          2742 Dow Avenue
                  Tustin, California  92680-7245
             (Address of principal executive offices)

        Registrant's telephone number, including area code
                          (714) 544-4443

Item 5.   Other Events

          On December 30, 1993, Registrant (hereinafter "Care") entered into a Note Agreement with a number of institutional purchasers pursuant to which it issued $30,000,000 of its 8.10% Senior Secured Notes due December 15, 2000 ("Notes"). The Notes have an average maturity of five years and provide for interest payments on each of January 15 and July 15, commencing January 15, 1994. Principal payments of $6,000,000 are due annually commencing on January 15, 1997, with the final payment due at maturity.

          The Notes are in registered form and were issued pursuant to an Indenture of Trust with State Street Bank and Trust Company of Connecticut, National Association and are secured by Mortgages and Deeds of Trust covering eleven skilled nursing facilities owned in fee by Care together with the furniture, fixtures and equipment located at such facilities. Six of these facilities are located in California, three in Ohio and two in West Virginia. Each of Care's active U.S. subsidiaries guaranteed payments of the Notes, although such Guaranty is unsecured.

          Care applied approximately $18,900,000 to repay indebtedness, including approximately $11,600,000 of Term Notes payable to Citibank, N.A. as agent under the 1990 Amended and Restated Credit Agreement and $7,300,000 in other debt which encumbered certain of the mortgaged facilities. In addition approximately $1,100,000 was used to pay costs and expenses of the issuance of the Notes, approximately $800,000 was used to establish cash escrows with a title company pending the resolution of certain title and debt pay off related issues, and approximately $500,000 was used to exercise an option to purchase one of the mortgaged facilities.

          Of the $8,700,000 proceeds to Care, $6,238,000 was placed with Wells Fargo Bank to collateralize letters of credit issued in connection with Care's self-insured workers compensation programs.

          Care is presently negotiating with a bank for a letter of credit facility which will result in the release to Care of the $6,238,000 cash collateral referred to above.

          The Notes were rated "PPR2-" by Standard and Poor's
     Corporation and "NAIC-2" by the National Association of Insurance Commissioners.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

10.18  Note Agreement dated as of December 15, 1993, between Care
       Enterprises, Inc. and the Purchasers named on Schedule I to the Note Agreement.

10.19  Indenture of Trust dated as of December 15, 1993, between
       Care Enterprises, Inc. and State Street Bank and Trust
       Company of Connecticut, National Association, as Indenture
       Trustee.

10.20 Guaranty Agreement dated as of December 15, 1993 from certain Subsidiaries of Care Enterprises, Inc. in favor of Note Holders

10.21  Letter Agreement dated December 29, 1993 between Wells
       Fargo Bank, National Association and Care Enterprises,
       Inc.

99.1   8.10% Senior Secured Note from Care Enterprises, Inc. to
       John Hancock Mutual Life Insurance Company in the original principal amount of $12,000,000, dated December 30, 1993.

99.2   8.10% Senior Secured Note from Care Enterprises, Inc. to
       John Hancock Life Insurance Company of America in the original principal amount of $1,000,000, dated
       December 30, 1993.

99.3 8.10% Senior Secured Note from Care Enterprises, Inc. to Mellon Bank, N.A., Trustee under Master Trust Agreement of NYNEX Corporation dated January 1, 1984 for Employee Pension Plans - NYNEX - John Hancock - Private Placement in the original principal amount of $2,000,000, dated December 30, 1993.

99.4   8.10% Senior Secured Note from Care Enterprises, Inc. to
       Anchor National Life Insurance Company in the original principal amount of $15,000,000, dated December 30, 1993.


                            SIGNATURES

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Care Enterprises, Inc.


Dated:  January 13, 1994          By: /s/ GARY L. MASSIMINO
                                      Gary L. Massimino
                                      Executive Vice President
                                      Chief Financial Officer

                           EXHIBIT INDEX

Exhibit

10.18 Note Agreement dated as of December 15, 1993, between Care Enterprises, Inc. and the Purchasers named on Schedule I to the Note Agreement.

10.19 Indenture of Trust dated as of December 15, 1993, between Care Enterprises, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee.

10.20 Guaranty Agreement dated as of December 15, 1993 in favor of Note Holders by certain Subsidiaries of Care
        Enterprises, Inc.

10.21   Letter Agreement dated December 29, 1993 between
        Wells Fargo Bank, National Association and Care
        Enterprises, Inc.

99.1    8.10% Senior Secured Note from Care Enterprises, Inc.
        to John Hancock Mutual Life Insurance Company in the original principal amount of $12,000,000, dated
        December 30, 1993.

99.2    8.10% Senior Secured Note from Care Enterprises, Inc.
        to John Hancock Life Insurance Company of America in the original principal amount of $1,000,000, dated
        December 30, 1993.

99.3 8.10% Senior Secured Note from Care Enterprises, Inc. to Mellon Bank, N.A., Trustee under Master Trust Agreement of NYNEX Corporation dated January 1, 1984 for Employee Pension Plans - NYNEX - John Hancock - Private Placement in the original principal amount of $2,000,000, dated December 30, 1993.

99.4    8.10% Senior Secured Note from Care Enterprises, Inc.
        to Anchor National Life Insurance Company in the original principal amount of $15,000,000, dated December 30, 1993.